SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, April 27, 2006, announcing its earnings for the quarter ended March 31, 2006. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as announced in a press release dated March 30, 2006, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to by calling (877) 710-6139 and entering the access code 7247347. A replay of the conference call will be available through 5:00 p.m. Central time on May 11, 2006. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 7247347.
     On the conference call, management of the Company is expected to discuss its results of operations using certain non-GAAP financial measures, including: free cash flow; adjusted earnings per diluted share; adjusted selling, general and administrative expense as a percent of revenue; and adjusted EBIT margin. The Company’s “EBIT margin” is the same measure as GAAP reported income from operations as a percentage of revenue.
     The Company has provided an explanation of its use of free cash flow, as well as a reconciliation of free cash flow to net cash provided by operating activities, the most comparable GAAP measure, in the press release, which is attached to this Form 8-K as exhibit 99.1, and the schedules thereto.
     The Company discusses its earnings per diluted share, as adjusted for (i) a $20 million pre-tax ($12 million on an after-tax basis) charge, consisting of $19 million of selling, general and administrative expenses and $1 million of interest expense, related to unclaimed property obligations and (ii) a tax benefit of $4 million, consisting of a $6 million tax benefit related to audit settlements, offset by $2 million of tax expense related to repatriation of Canadian funds. The Company has discussed the adjusted measures because it believes they improve investors’ ability to compare the Company’s performance to the prior period without these items. The reconciliations of as reported diluted EPS to adjusted diluted EPS and as reported net income to adjusted net income are shown below (in millions, except per share amounts):

Three Months Ended
March 31, 2006
GAAP Earnings per share — Diluted	$0.34
Adjustment to Net income (detailed below)	0.01

Adjusted Earnings per share — Diluted	$0.35

Three Months Ended
March 31, 2006
As reported Net income	$186
Unclaimed property charge	12
Tax benefit	(4)

Adjusted Net income	$194

The Company discusses both its selling, general and administrative expenses as a percentage of revenue and its EBIT margin (which, as described above, is the same measure as GAAP reported income from operations as a percentage of revenue) as adjusted for a $19 million (pre-tax) selling, general and administrative expense for unclaimed property obligations. The Company believes that it is helpful for investors to see the Company’s performance without the effect of the adjustment for these obligations, which date back to 1980. The following is a reconciliation of (i) adjusted selling, general and administrative expenses as a percent of revenues and (ii) adjusted income from operations as a percentage of revenue (EBIT margin) (dollars in millions):

Three Months Ended
March 31, 2006
As reported Operating revenue	$3,229
As reported Selling, general and administrative expenses	$368
Selling, general and administrative expenses as a percentage of revenue	11.4%

As reported Selling, general and administrative expenses	$368
Unclaimed property charge	(19)

Adjusted Selling, general and administrative expenses	$349

Adjusted Selling, general and administrative expenses as a percentage of Operating revenue	10.8%

Three Months Ended
March 31, 2006
As reported Operating revenue	$3,229
As reported Income from operations	$435
EBIT margin	13.5%

As reported Income from operations	$435
Selling, general and administrative unclaimed property charge	19

Adjusted Income from operations	$454

Adjusted EBIT margin	14.1%
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99.1: Press Release dated April 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: April 27, 2006	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 27, 2006